EXHIBIT 23.8

                        CONSENT OF JORDAHL & SLITER PLLC

   As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



JORDAHL & SLITER PLLC
By:  /s/  DAVID C. HERGESHEIMER
Name: David C. Hergesheimer
Title: Member

Kalispell, Montana
May 19, 1998